As filed with Securities and Exchange Commission on April 3, 1998
                                    Registration Statement No. 333-_____________
                                             Registration Statement No. 33-55040
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-3
                                       and
                   Post-Effective Amendment No. 2 to FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                              --------------------

                                    FCNB Corp
             (Exact Name of Registrant as specified in its Charter)

         Maryland                                        6021                               52-1479635
(State or Other Jurisdiction                       (Primary Standard                (IRS Employer I.D. Number)
of Incorporation or Organization)       Industrial Classification Code Number)

                                 7200 FCNB Court
                            Frederick, Maryland 21703
                                 (301) 662-2191

    (Address, including ZIP Code and Telephone Number, including Area Code of
                   Registrant's Principal Executive Offices)

            A. Patrick Linton, President and Chief Executive Officer
                                    FCNB Corp
                                 7200 FCNB Court
                            Frederick, Maryland 21703
                                 (301) 662-2191

     (Name,  Address,  including ZIP Code and Telephone  Number,  including Area
                          Code, of Agent for Service)

                                   Copies to:

                             David H. Baris, Esquire
                             Noel M. Gruber, Esquire
                         Kennedy, Baris & Lundy, L.L.P.
                          4719 Hampden Lane, Suite 300
                            Bethesda, Maryland 20814
                                 (301) 654-6040

Approximate date of commencement of proposed sale to public: As soon as practicable following effectiveness.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [X]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box _____

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering _____

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering _____

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box _____


                                              CALCULATION OF REGISTRATION FEE(1)
        =============================== ======================= ===================== ======================= ==================

            Title of Each Class of                                Proposed Maximum        Proposed Maximum        Amount of
                  Securities                 Amount to be        Offering Price Per      Aggregate Offering    Registration Fee
               to be Registered               Registered                Unit                   Price

        =============================== ======================= ====================== ======================= =================

        Common Stock, $1.00 par value      $6,425,000(1)(2)          $32.125(2)           $6,425,000(1)(2)         $1895.38
        =============================== ======================= ====================== ======================= =================

     (1) Reflects newly registered shares to which this registration statement relates. Excludes 11,338 shares previously registered on Registration Statement No. 33-55040.

     (2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) upon the basis of the high and low prices of the common stock of the registrant as reported on the NASDAQ National Market System as of March 30, 1998.

     The Prospectus to which this Registration Statement relates also relates to Registration Statement No. 33-55040 previously filed by registrant.

                                   Prospectus

                                    FCNB CORP

                              DIVIDEND REINVESTMENT
                             AND STOCK PURCHASE PLAN

                         211,338 Shares of Common Stock
                           ($1.00 Par Value Per Share)
                    ----------------------------------------

                   THESE SECURITIES HAVE NOT BEEN APPROVED OR

                   DISAPPROVED BY THE SECURITIES AND EXCHANGE

                COMMISSION NOR HAS THE COMMISSION PASSED UPON THE

                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY

              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              -----------------------------------------------------




                  The date of this Prospectus is April 3, 1998

                      It is suggested that this Prospectus
                        be retained for future reference

     No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, any such information or representation must not be relied upon as having been authorized by FCNB Corp. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of FCNB Corp since the date hereof.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Available Information.....................................................     3

Incorporation of Certain Documents by Reference...........................     3

FCNB Corp.................................................................     4

Description of Plan.......................................................     4

    Purpose...............................................................     4

    Advantages............................................................     4

    Administration........................................................     4

    Participation.........................................................     5

    Optional Cash Investments.............................................     6

    Purchases.............................................................     6

    Costs.................................................................     7

    Reports to Participants...............................................     8

    Dividends.............................................................     8

    Certificates for Shares...............................................     8

    Changing Method of Participation and Withdrawal.......................     9

    Other Information.....................................................     9

Use of Proceeds...........................................................    12

Legal Opinion.............................................................    12

Experts...................................................................    12

Securities and Exchange Commission Position on
     Indemnification for Securities Act Liabilities.........................  12
                                       2

                              AVAILABLE INFORMATION

     FCNB Corp (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Company can be inspected and copied at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's Regional Offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains an internet web site that contains reports, proxy statements and other information regarding issuers who report to the Commission. The address of that web site is http://www.sec.gov. Such materials may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. This Prospectus does not contain all information set forth in the Registration Statement and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933 (the "Securities Act") and to which reference is hereby made.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are hereby incorporated by reference herein:

     (a)  Annual Report on Form 10-K for the year ended December 31, 1997;

     (b) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed April 24, 1987.

     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents.

     Any person to whom a copy of this Prospectus is delivered may obtain without charge, upon written or oral request, a copy of any and all of the information that has been incorporated by reference herein (not including exhibits to such information unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests for such information should be directed to Office of the Secretary, FCNB Corp, 7200 FCNB Court, Frederick, Maryland 21703, telephone (301) 662-2191.

     Any statement or information contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement or information contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement or information. Any such statement or information so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

                                    FCNB CORP

     FCNB Corp (the "Company"), a Maryland corporation, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. The Company's principal subsidiary is engaged in a general commercial and retail banking business, serving individuals and businesses in Frederick, Carroll, Howard, Prince George's, Anne Arundel and Montgomery counties located in Maryland.

     The principal executive offices of the Company are located at 7200 FCNB Court, Frederick, Maryland 21703 (telephone 301-662-2191).

                             DESCRIPTION OF THE PLAN

     The following is a question and answer statement which constitutes the provisions of the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan has been authorized by the Company's Board of Directors and will continue until terminated by the Company.

Purpose

      1.    What is the purpose of the Plan?

          The purpose of the Plan is to provide holders of the Company's Common Stock, $1.00 par value per share (the "Common Stock"), with a convenient method of investing some or all of their cash dividends in shares of Common Stock and of making optional cash investments in additional shares of Common Stock. The shares of Common Stock acquired for participants in the Plan ("Participants") will be purchased in the open market, on the Nasdaq National Market System ("Nasdaq National Market") or in the over-the-counter market, or in the event the Company is unable to purchase a sufficient number of shares in the open market, directly from the Company.

Advantages

     2.   What are the advantages of the Plan?

          Participants in the Plan may have some or all of the cash dividends paid on their shares of Common Stock automatically reinvested in additional shares of Common Stock. The Company will contribute three percent of the purchase price for shares purchased with reinvested dividends. Participants may also make optional cash investments (a minimum of $20 and a maximum of $2,500 per quarter) at any time, whether or not they elect to reinvest dividends. The three percent contribution also applies to purchases of shares with optional cash investments. Full investment of funds is possible under the Plan, whether or not there is a sufficient amount to buy a whole share, because the Plan permits fractions of shares to be credited to Participants' accounts. In addition, participants will receive dividends in respect of any fractional share. Participants avoid safekeeping requirements and recordkeeping costs for shares credited to their accounts through the free custodial service and reporting provisions of the Plan. Statements of account will be furnished to Participants on a quarterly basis to provide simplified recordkeeping.

Administration

     3.   Who administers the Plan?

          American Stock Transfer & Trust Company (the "Agent"), a stock transfer agent independent of, and not affiliated with, the Company, administers the Plan for Participants, keeps records, sends statements of account to Participants, and performs other duties related to the Plan. Shares purchased through the Plan will be registered in the name of the Agent or its nominee as agent for Participants.

          All inquiries and communications regarding the Plan should include your account number and should be directed to the Agent at:

                  American  Stock  Transfer  &  Trust  Company
                  Dividend   Reinvestment Department
                  40 Wall Street
                  New York, New York 10005
                 (718) 921-8283
                 (800) 278-4353

Participation

     4.   Who is eligible to participate in the Plan?

          All holders of record of shares of Common Stock are eligible to participate in the Plan. In order to participate, beneficial owners whose shares are registered in names other than their own (for instance, in the name of a broker) must become shareholders of record by having the shares indicated on the Authorization Form transferred into their own names. Although shares purchased with reinvested dividends and optional cash investments will be registered in the name of the Agent or its nominee, shareholders may continue to hold those shares presently held by them in their own names.

          A shareholder will not be eligible to participate in the Plan if he resides in a jurisdiction in which it is unlawful for the Company to permit his participation. A shareholder's right to participate in the Plan is not transferable apart from a transfer of his Common Stock to another person.

     5.   How does a shareholder elect to participate?

          A shareholder may participate in the Plan at any time by completing the Authorization Form and returning it to the Agent at the address set forth in Question 3 above. A shareholder who does not wish to participate in the Plan will continue to receive dividends, as declared, by check without any further action on his part.

     6.   When will participation begin?

          If the Authorization Form is received by the Agent at least 2 business days before the record date for a dividend, reinvestment will begin with that dividend payment. For example, in order to invest the quarterly dividend paid to holders of record at January 30, 1998, the Authorization Form must have been received by the Agent no later than January 28, 1998. If the Authorization Form was received after January 28, 1998, then reinvestment would begin with the next dividend payment date. See Question 8 for information concerning optional cash investments.

     7.   What does the Authorization Form provide?

          The Authorization Form allows each shareholder to authorize the reinvestment of dividends paid on some or all shares registered in his name in additional shares of Common Stock, and to purchase additional shares with optional cash investments. A shareholder may elect to make optional cash investments even if he does not elect to have dividends reinvested.

     The Agent will use the cash dividends, plus any optional cash investments received from a Participant, to purchase additional shares of Common Stock. Cash dividends on shares of Common Stock credited to a Participant's account under the Plan are always automatically reinvested whether purchased with reinvested dividends or optional cash investments.

Optional Cash Investments

     8.   Who is eligible to make optional cash investments?

          Participants who have submitted an appropriately completed Authorization Form, whether or not they have authorized the reinvestment of dividends, are eligible to make optional cash investments. The Agent will apply any optional cash investments to the purchase of shares of Common Stock for the account of the Participant.

          If a shareholder chooses to participate by optional cash investments only, the Company will continue to pay cash dividends on shares registered in the Participant's name in the usual manner, and the Agent will apply any optional cash investments to the purchase of additional shares of Common Stock for the Participant's account under the Plan. Dividends payable on shares of Common Stock credited to the account of the Participant under the Plan will be automatically reinvested in additional shares of Common Stock.

          An initial optional cash investment may be made by a shareholder when enrolling in the Plan by enclosing a check with the Authorization Form. Thereafter, optional cash investments may be made by the use of the cash investment form included with the quarterly statement sent to Participants by the Agent. Optional cash investments must be received by the Agent at least 2 business days, but not more than thirty calendar days, before the applicable dividend payable date in order to be invested. See Question 10.

          Checks for optional cash investments must be made payable to "American Stock Transfer & Trust Company, Agent."

     9.   What are the limitations on making optional cash investments?

          Optional cash investments cannot be less than $20 or more than $2,500 per calendar quarter. The same amount need not be sent each quarter and there is no obligation to make an optional cash investment in every quarter.

     10.  When will optional cash investments received by the Agent be invested?

          Optional cash investments received at least two business days, but not more than thirty calendar days before a dividend payable date will be held by the Agent and applied to the purchase of shares at the same time that dividend reinvestment purchases are made. Any optional cash investment received less than two business days before the dividend payable date, or more than thirty calendar days before the dividend payable date, will be returned, without interest, to the shareholder without being invested in additional shares of common stock.

          Since no interest will be paid on funds held by the Agent, each Participant is urged to mail any optional investment check so that it reaches the Agent shortly before the second business day prior to the dividend payable date.

Purchases

     11.  How many shares of Common Stock will be purchased for Participants?

          Each Participant's account will be credited with a number of shares, including fractional shares computed to three decimal places, equal to the total amount to be invested (the amount of cash dividends reinvested, optional cash investments, and the Company's 3% contribution) divided by the applicable purchase price per share (see Question 12).

     12. What will be the price of shares of Common Stock purchased under the Plan?

          Shares of Common Stock will be purchased with reinvested dividends and optional cash investments under the Plan at such times as the Agent may determine, as promptly as possible after a dividend payment date, and in no event later than 30 days from the dividend payment date. No interest will be paid on funds held by the Agent under the Plan. For the purposes of making purchases, the Agent will commingle the dividends to be reinvested and optional cash investments of all Participants, and the per share price for shares purchased for each Participant's account will be the average price of all shares purchased with the funds available. For purchases made on the Nasdaq National Market or in the over-the-counter market, such prices will include a dealer mark-up or a brokerage commission. Participants will therefore indirectly bear the cost of such mark-up or commission.

          If shares are purchased directly from the Company, the price for such purchases will be established in one of two ways. If the purchases for a particular investment period include purchases both on the Nasdaq National Market or in the over-the-counter market and from the Company, the per share price to be paid to the Company will be equal to the average price paid for shares on the Nasdaq National Market or in the over-the-counter market. If the purchases for an investment period are to be made solely from the Company, the per share price will be equal to the average of the daily market prices quoted for the Common Stock for the three trading days on which quotes were published preceding the dividend payment date. For this purpose, the daily market price will be the mean between the highest bid quotation and the lowest ask quotation. If the Company elects to have the Agent purchase shares from the Company, it must notify the Agent at least ten days prior to the dividend payment date for the particular investment period.

          The Common Stock is thinly traded, and transactions in the Common Stock may be infrequent. For this reason, depending on the number of shares involved, purchases on the Nasdaq National Market or in the over-the-counter market to satisfy the requirements of the Plan may have a significant effect on prevailing market prices, which could result in the payment of higher prices for shares than would be the case were the Plan not in effect.

     13. May a shareholder purchase shares through the Plan but have dividends on those shares sent directly to him?

          No. The purpose of the Plan is to provide the Participant with a convenient method of purchasing shares of Common Stock and having the dividends on those shares reinvested. Accordingly, dividends paid on shares held in the Plan will be automatically reinvested in additional shares of Common Stock. A Participant may, of course, receive certificates for full shares accumulated in his account under the Plan at any time by sending a written request to the Agent. When certificates are issued to the Participant, future dividends on these shares will be treated in accordance with the Participant's instructions as indicated by his Authorization Form.

Costs

     14. Is there any expense charged to Participants in connection with participation in the Plan?

          No. There are no service charges. All costs of administration of the Plan will be paid by the Company.

Reports to Participants

     15.  How will Participants be advised of purchases of stock?

          As soon as practicable after each purchase, all Participants will receive a statement of account. These statements are the Participant's continuing record of the cost basis of shares and should be retained for tax purposes. Participants also will receive quarterly statements of account as well as copies of the same communications sent to all other shareholders, including the quarterly reports, annual report, notice of annual meeting and proxy statement, and income tax information for reporting dividends paid.

Dividends

     16. Will Participants be credited with dividends on shares held in their accounts under the Plan?

          Yes. The Company pays dividends, as declared, to the record holders of all its shares of Common Stock. As the record holder for Participants, the Agent will receive dividends for all Plan shares held on the record date. It will credit such dividends to Participants' accounts in the Plan on the basis of full and fractional shares held in their respective accounts, and will reinvest such dividends in additional shares.

Certificates for Shares

     17.  Will  stock   certificates  be  issued  for  shares  of  Common  Stock
          purchased?

          No. Certificates for shares of Common Stock purchased under the Plan will not be issued to Participants. The number of shares credited to an account under the Plan will be shown on the Participant's statement of account. This additional service protects against loss, theft or destruction of stock certificates.

          However, certificates for any number of shares, up to the total number of full shares credited to an account under the Plan, will be issued upon written request of a Participant. This request should be mailed to the Agent. Any remaining full shares and all fractional shares will continue to be credited to the Participant's account.

          Shares credited to the account of a Participant under the Plan may not be pledged. A Participant who wishes to pledge such shares must request that a certificate for such shares be issued in his name.

          Certificates for fractional shares will not be issued.

     18. In whose name will accounts be maintained and certificates registered when issued?

          An account will be maintained in each Participant's name as shown on the shareholder records at the time the Participant joins the Plan. When issued, certificates for full shares will be registered in the account name.

          Upon written request, certificates also can be registered and issued in names other than the account name, subject to compliance with any applicable laws and the payment by the Participant of any applicable taxes, provided that the request bears the signatures of the Participant and the signature is guaranteed by a financial institution or brokerage firm, having membership in good standing, in a recognized guarantee program (Securities Transfer Agent Medallion Program, New York Stock Exchange Medallion Signature Program or Stock Exchanges Medallion Program). No guarantee will be accepted if the aggregate value of the transaction exceeds the authorized limit as defined in the program.

Changing Method of Participation and Withdrawal

     19.  How does a Participant change his method of participation?

          A Participant may change his method of participation at any time by completing a new Authorization Form and returning it to the Agent. The change will apply as of the dividend record date that is two or more business days after the Agent receives the new Authorization Form.

     20.  May a Participant withdraw from the Plan?

          Yes. The Plan is entirely voluntary and a Participant may withdraw at any time.

          If the request to withdraw is received by the Agent at least two business days prior to any record date, the amount of the dividend, and any optional cash investment which would otherwise have been invested, will be paid as soon as practicable to the withdrawing Participant. Thereafter, all dividends will be paid in cash. A shareholder may elect to re-enroll in the Plan at any time.

     21.  How does a Participant withdraw from the Plan?

          In order to withdraw from the Plan, a Participant must notify the Agent in writing that he wishes to withdraw. Written notice should be mailed to the Agent. When a Participant withdraws from the Plan, or upon termination of the Plan by the Company, a certificate for full shares credited to the Participant's account under the Plan will be issued and a cash payment will be made for any fraction of a share.

          Upon withdrawal from the Plan, the Participant may, if he desires, request the Agent to sell all of the shares, both full and fractional, credited to his account in the Plan. If the Participant requests that his shares be sold, the Agent will place a sell order, within five business days after receipt of the request, through an independent brokerage firm selected by the Agent. The Participant will receive the proceeds of the sale less any brokerage commissions and any transfer tax.

     22. What happens to a fraction of a share when a Participant withdraws from the Plan?

          When a Participant withdraws from the Plan, a cash adjustment representing any fraction of a share will be mailed directly to the Participant. The cash payment will be based on the average market price of a share determined pursuant to the market quote formula set forth in Question 12 above.

Other Information

     23. What happens when a Participant sells or transfers all of the shares registered in his name (i.e., those that are not held in his Plan account)?

          If a Participant disposes of all shares of stock registered in his name, the Agent will, unless otherwise instructed by the Participant, continue to reinvest the dividends on the shares credited to his account under the Plan.

     24. If the Company offers additional shares of Common Stock or other securities through a rights offering, how will the rights be handled with respect to shares credited to a Participant's account under the Plan?

          In a rights offering, rights issued with respect to shares held in the Plan will be issued to a Participant in his own name. Therefore, a Participant will directly receive a total number of rights based upon the aggregate shares held of record in his name and the whole shares credited to his account under the Plan.

     25. What happens if the Company issues a stock dividend or declares a stock split?

          Any stock dividend or split shares distributed by the Company on shares credited to the account of a Participant under the Plan will be added to his account. Stock dividends or split shares distributed on shares held directly by a Participant will be mailed to him in the same manner as to shareholders who are not participating in the Plan.

     26. How will a Participant's shares held under the Plan be voted at meetings of shareholders?

          If shares registered in the name of a Participant are voted by him on any matter submitted to a meeting of shareholders, the Agent will vote any full shares held in the Participant's account under the Plan in accordance with the voting instruction in the Participant's proxy for the shares registered in his name. If no shares are registered in a Participant's name, shares credited to the Participant's account under the Plan will be voted in accordance with instructions given on an instruction form which will be furnished to the Participant. If the Participant desires to vote in person at the meeting, a proxy for shares credited to his account under the Plan may be obtained upon written request received by the Agent at least 15 days before the meeting.

          If no voting instruction is set forth on a properly signed and returned proxy card or instruction form, with respect to any item thereon, all of a Participant's shares -- those registered in his name, if any, and those credited to his account under the Plan -- will be voted (in the same manner as for non-participating shareholders who return proxies and do not provide instructions) in accordance with the recommendations of the Company's management. If the proxy card or instruction form is not returned, or if it is returned unsigned, none of the Participant's shares will be voted unless the Participant votes in person.

     27. What are the Federal income tax consequences of participation in the Plan?

          Cash dividends paid by the Company on its Common Stock are taxable as ordinary income to the holders of such shares, even though, to the extent a shareholder participates in the Plan, such dividends are not actually received by the shareholder, but instead are reinvested in Common Stock. The amount of dividend income realized for federal income tax purposes is equal to the full fair market value of the shares of Common Stock acquired under the Plan through reinvested dividends, although such Common Stock is acquired under the Plan at a discount as a result of the Company's 3% contribution. Participants who make optional cash investments through the Plan will be treated as receiving dividend income for tax purposes equal to the difference between the fair market value of the stock purchased with the optional cash investment, and the amount of the optional cash investment. Thus, each Participant will be taxed on the amount of the discount applicable to shares purchased for the Participant's account. Also, with regard to either the reinvestment of dividends, or the purchase of additional Common Stock as a result of optional cash investments, to the extent the Company pays any brokerage fees, commissions or service charges ("Other Charges") in connection with the purchase of Common Stock under the Plan, such Other Charges will be taxable to Participants as additional dividends.

          A Participant's tax basis in shares of Common Stock acquired under the Plan through the reinvestment of dividends will be equal to the amount treated as a dividend to such Participant, which is the fair market value of such shares on the dividend payment date plus applicable Other Charges. The tax basis of shares of Common Stock acquired under the Plan through optional cash investments will be the amount of the optional cash investment, plus the difference between the optional cash investment and the fair market value of the shares purchased, and any Other Charges treated as a dividend with respect to the shares.

          There are no income tax consequences at the time certificates for full
     shares   accumulated  in  a   Participant's   account  are  issued  to  the
     Participant.

          When, at the request of a Participant, the Agent sells shares of Common Stock credited to a Participant's account or distributes cash with respect to a fractional share interest to a Participant, gain or loss will be realized by the Participant in an amount equal to the difference between the proceeds received and the Participant's tax basis in the shares or fractional shares sold. If the shares are capital assets in the Participant's hands, such gain or loss will be capital gain or loss.
     Whether the capital gain or loss realized is long-term or short-term depends upon the holding period of the shares giving rise to the gain or loss. In general, if the holding period is more than one year, such capital gain or loss will be long-term. A Participant's holding period for shares of Common Stock purchased under the Plan will begin on the day following the day on which such shares were credited to the Participant's account.

          In the case of those Participants whose dividends are subject to United States income tax withholding, the Agent applies an amount equal to the cash dividends payable to such Participant, less the amount of tax required to be withheld, to the purchase of shares of Common Stock for the Participant's account. The statements confirming purchases made for such Participants will indicate the amount of tax withheld.

          The foregoing is only a summary description of the principal federal income tax consequences of participation in the Plan. For further information as to tax consequences of participation in the Plan, including state, local and foreign taxation, each Participant should consult with his own tax adviser.

     28.  May the Plan be changed or discontinued?

          The Company reserves the right to make modifications to the Plan or to suspend or terminate the Plan at any time. Any such modification, suspension or termination will be announced to both participating and non-participating shareholders.

     29.  What is the responsibility of the Agent under the Plan?

          In administering the Plan, the Agent will not be liable for any act done or any omission to act in good faith, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon the Participant's death prior to receipt of written notice of such death. The Agent may not create a lien on any funds, securities or other property held under the Plan.

          The Participant should recognize that the Agent cannot assure him of a profit or protect him against a loss on the shares purchased for him under the Plan in accordance with his instructions as indicated on the
     Authorization Form. It is up to each Participant to make his own decision regarding the purchase or sale of any shares for his account under the Plan.

     30.  Who interprets and regulates the Plan?

          The Company reserves the right to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan.

     31.  When can purchases or sales of Common Stock be temporarily curtailed?

          Temporary curtailment or suspension of purchases or sales of Common Stock may be made at any time when such purchases or sales would in the Agent's judgment contravene, or be restricted by, applicable regulations, interpretations or orders of the Securities and Exchange Commission, any other governmental commission, agency or instrumentality, any court, securities exchange or the National Association of Securities Dealers, Inc. The Agent shall not be accountable, or otherwise liable, for failure to make purchases or sales at such times and under such circumstances.

     32. Can Participants in the Plan deposit certificates representing their other shares of Common Stock into their account under the Plan?

          Yes. Participants who wish to do so may deposit with the Agent certificates representing shares of Company Common Stock now or hereafter registered in their name for credit to their accounts under the Plan. There is no charge for such deposit, and by making such deposit, such Participants will be relieved of the responsibility for the loss, theft or destruction of deposited certificates. Shares resulting from future stock splits or stock dividends will automatically be credited to Participants' accounts. Cash dividends and cash in lieu of fractional shares on stock splits and stock dividends in respect of deposited shares will automatically be reinvested in additional shares of Common Stock. A record of the number of shares deposited will appear on Participants' periodic account statements.

          Shares may be removed from deposit at any time in the same manner as shares resulting from dividend reinvestment or optional cash purchases. The certificates received upon withdrawal of shares will not be the same certificates deposited.

          In order to deposit shares represented by certificates in an account under the Plan, a Participant should mail the certificates to the Agent, together with instructions directing the Agent to deposit the shares in the Participant's account under the Plan. Certificates may be deposited only in an account bearing the same registration. An instruction form can be obtained from the Agent or the Company. Certificates SHOULD NOT BE ENDORSED. Until received by the Agent, the Participant will bear the risk of loss, therefore it is recommended that certificates be sent by registered mail, return receipt requested, and properly insured.

                                 USE OF PROCEEDS

     In the event any shares of Common Stock are purchased under the Plan from the Company, the proceeds received by the Company will be used for general corporate purposes.

                                  LEGAL OPINION

     Certain matters with respect to the legality of the issuance of the shares of Common Stock offered hereby have been passed upon for the Company by Kennedy, Baris & Lundy, L.L.P., 4719 Hampden Lane, Suite 300, Bethesda, Maryland, 20814.

                                     EXPERTS

     The consolidated financial statements of the Company incorporated by reference herein have been audited by Keller Bruner & Company, L.L.C., independent auditors, for the periods indicated in their report thereon which is included in the Annual Report on Form 10-K for the year ended December 31, 1996. The financial statements examined by Keller Bruner & Company, L.L.C. have been incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing.

                   SECURITIES AND EXCHANGE COMMISSION POSITION
                ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     The Articles of Incorporation of the Company provide for the indemnification of its officers and directors under certain circumstances. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                  Registration Fee................................  $     594
                  Transfer Agent and Custodian Fees and Expenses... $   3,000
                  Accounting....................................... $   3,000
                  Printing......................................... $   3,000
                  Legal............................................ $  12,500
                  Blue Sky......................................... $   4,000
                  Miscellaneous.................................... $   1,406
                                                                    ---------
                        Total...................................... $  27,500
                                                                    =========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles of Incorporation and Bylaws of FCNB provide for the indemnification of the officers and directors of FCNB to the fullest extent permitted by the Maryland General Corporation Law (the "MGCL"), and for the indemnification of other persons to the extent permitted by law and as determined by the Board of Directors. The MGCL provides, in general, that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, who was, is or is threatened to be made a defendant or
respondent  to  any  action,  suit  or  proceeding,   whether  civil,  criminal,
administrative or investigative, by reason of the fact that he served as a director, officer, employee or agent of the corporation, or served at the corporation's request in any capacity of another enterprise or employee benefit plan, unless (i) the act or omission giving rise to the liability of such person was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe the act or omission was unlawful. Notwithstanding the foregoing, no indemnification shall be authorized in the case of any proceeding by or in the right of the corporation, if the person has been adjudged liable to the corporation, except that a court may order indemnification against expenses (including attorney fees) only. The indemnification is mandatory in the case of success, on the merits or otherwise, in the defense of any proceeding. Indemnification is against judgements, penalties, fines, settlements, and reasonable expenses actually incurred (including attorney's fees) in connection with the proceeding. A corporation has the power to purchase and maintain insurance or maintain other arrangements in respect of such indemnification. The indemnification provided by the MGCL is not exclusive of other rights to indemnification to which any person may otherwise be entitled.

ITEM 16.    EXHIBITS.

      Number                        Description
      ------                        -----------

      4(a) FCNB Dividend Reinvestment and Stock Purchase Plan, as set forth in full in the Prospectus, to which reference is hereby made

      4(b) Dividend Reinvestment and Stock Purchase Plan Authorization Form, incorporated by reference to Exhibit 4.2 to original filing of FCNB's Registration Statement (No. 33-55040) on Form S-3

      5             Opinion of Kennedy, Baris & Lundy, L.L.P.

      23(a)         Consent  of  Kennedy,  Baris & Lundy,  L.L.P.,  included  in
                    Exhibit 5


                                     -R-3-

      Number                        Description
      ------                        -----------

      23(b)          Consent of Keller Bruner & Company, L.L.C.

      99             Form of Share Deposit Authorization

ITEM 17. UNDERTAKINGS

     The Registrant hereby undertakes that it will:

     (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) for purposes of determining any liability under the Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                     -R-4-

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frederick, State of Maryland on March 31, 1998.

                                              FCNB CORP

                                              By: /s/ A. Patrick Linton
                                                 -------------------------------
                                                    A. Patrick Linton, President
                                                    and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



 /s/ George B. Callan, Jr.
--------------------------
George B. Callan, Jr.                 Director                          March  31, 1998


-------------------------
Miles M. Circo                        Director                          ____________, 199___

 /s/ Shirley Collier
-------------------------
Shirley Collier                       Director                          March  31, 1998


 /s/ Clyde C. Crum
--------------------------- Chairman of the Board of Directors          March  31, 1998
 Clyde C. Crum


 /s/ James S.Grimes
--------------------------
James S. Grimes                       Director                          March  31, 1998



 /s/ Bernard L. Grove, Jr.
--------------------------
Bernard L. Grove, Jr.                 Director                          March  31, 1998


/s/ Gail T. Guyton
-------------------------
Gail T. Guyton                        Director                          March  31, 1998


 /s/ F.L. Hewitt, III
------------------------
F. L. Hewitt, III                     Director                          March  31, 1998


 /s/ A. Patrick Linton
------------------------    President, Chief Executive Officer
A. Patrick Linton                     Director                          March  31, 1998


 /s/ Jacob R.Ramsburg
------------------------
Jacob R. Ramsburg                     Director                          March  31, 1998




--------------------------
Ramona C. Remsberg                    Director                                  ____________, 199___

 /s/ Kenneth D.Rice
--------------------------
Kenneth D. Rice                       Director                                  March 31, 1998


 /s/ Rand D. Weinberg
--------------------------
Rand D. Weinberg                      Director                                  March 31, 1998


/s/ DeWalt J. Williard, Jr.
--------------------------
DeWalt J. Willard, Jr.                Director                                  March 31, 1998


/s/ Mark A. Severson
--------------------------    Senior Vice President, Treasurer,
Mark A. Severson                  Principal Financial and                       March 31, 1998
                                    Accounting Officer

                                INDEX TO EXHIBITS

      Number                        Description
      ------                        -----------

      4(a) FCNB Dividend Reinvestment and Stock Purchase Plan, as set forth in full in the Prospectus, to which reference is hereby made

      4(b) Dividend Reinvestment and Stock Purchase Plan Authorization Form, incorporated by reference to Exhibit 4.2 to original filing of FCNB's Registration Statement (No. 33-55040) on Form S-3

      5             Opinion of Kennedy, Baris & Lundy, L.L.P.

      23(a)         Consent of  Kennedy,  Baris &  Lundy,  L.L.P.,  included  in
                    Exhibit 5

      23(b)         Consent of Keller Bruner & Company, L.L.C.

      99            Form of Share Deposit Authorization